EXHIBIT 99.1

Certification Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

The undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 of Naturade, Inc. (the “Company”) fully complied with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in such report.

/s/ Bill D. Stewart
Bill D. Stewart
Chief Executive Officer
May 15, 2003

/s/ Stephen M. Kasprisin
Stephen M. Kasprisin
Chief Financial Officer
May 15, 2003

A signed original of this written statement required by Section 906 has been provided to the Company and it will be retained by the Company and furnished to the Securities and Exchange Commission or its staff on request.